UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

OXBRIDGE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40725	98-1615951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 201, 42 Edward Street

Georgetown, Grand Cayman

P.O. Box 469, KY1-9006

Cayman Islands

(Address of principal executive offices, including zip code)

(345) 749-7570

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share $0.0001, and one redeemable warrant	OXACU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	OXAC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	OXACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2022, Oxbridge Acquisition Corp. (the “Company”) issued a promissory note (the “Note”) in the aggregate principal amount of $575,000 to OAC Sponsor Ltd., the sponsor of the Company (the “Sponsor”), in connection with the extension of the termination date for the Company’s initial business combination (the “Initial Business Combination”) from November 16, 2022 to August 16, 2023 (the “Termination Date”), which extension was approved at the EGM (defined below) held on November 9, 2022.

The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Initial Business Combination, or (b) the date of the liquidation of the Company. The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2022, the Company held an extraordinary general meeting (the “EGM”) of shareholders. At the EGM, the Extension Amendment Proposal (as defined below) to amend the Company’s Amended and Restated Memorandum and Articles of Association (“Charter Amendment”) was approved. The Company filed the Charter Amendment with the Cayman Islands Registrar of Companies on November 11, 2022. A copy of the Charter Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the EGM on November 9, 2022, the Company’s shareholders were presented the proposals to extend the date by which the Company must consummate a business combination from November 16, 2022 to August 16, 2023 (or such earlier date as determined by the Board) by amending the Company’s Amended and Restated Memorandum and Articles of Association (the “Extension Amendment Proposal”). The proposal to adjourn the EGM to a later date was not presented because there were enough votes to approve the Extension Amendment Proposal.

Set forth below are the final voting results for the Extension Amendment Proposal. The approval of the Extension Amendment Proposal required the affirmative vote of a majority of at least two-thirds of holders of Ordinary Shares who attended and voted at the EGM.

2

The Extension Amendment Proposal was approved with the following vote from the holders of Ordinary Shares:

For	Against	Abstentions
11,107,631	669,252	3,409

In connection with the vote to approve the Extension Amendment Proposal, the holders of 10,313,048 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.21 per share, for an aggregate redemption amount of approximately $105,296,220 in connection with the Extension Amendment Proposal.

The Sponsor has agreed to contribute to the Company a loan of $575,000 (the “Extension Loan”), to be deposited into the Company’s trust account (the “Trust Account”) to extend the Termination Date from November 16, 2022 to August 16, 2023. The Extension Loan will be deposited into the Trust Account on or around November 15, 2022.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Amended and Restated Memorandum and Articles of Association, filed on November 11, 2022.
10.1	Promissory Note issued to OAC Sponsor Ltd., dated November 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxbridge Acquisition Corp.

	By:	/s/ Wrendon Timothy
Wrendon Timothy
Chief Financial Officer, Treasurer, Secretary, and Director

Dated: November 14, 2022

4